Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-267223 on Form S-3 and Registration Statements No. 333-198895, No. 333-266022, No. 333-268173 and No. 333-287643 on Forms S-8 of V2X, Inc. of our reports dated February 23, 2026, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of V2X, Inc., appearing in this Annual Report on Form 10-K of V2X, Inc. for the year ended December 31, 2025.

/s/ RSM US LLP

McLean, Virginia
February 23, 2026